UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2014

SONORA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11
Rinconada de los Pirules,
Guadalupe, Zacatecas
Mexico, 98619
(Address of principal executive office)
1-877-513-7873
(Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Sonora Resources Corp. ("Sonora" or the "Company"), a mineral exploration and development company focused on the acquisition and exploration of international silver and gold mining properties, announced that on April 25, 2014 First Majestic Silver Corp., an existing shareholder and creditor of the Company, demanded repayment of Promissory Notes and interest totaling $311,109 by April 28, 2014.

The Company is attempting to resolve the above matter. However, the results of such negotiations and an outcome in the Company’s favor cannot be assured. If the Company is not successful in negotiating the above matters, it may have to restructure its operations, divest all or a portion of its business, or file for bankruptcy.

The above descriptions are intended only as a summary of the Demand Letter from First Majestic dated April 25, 2014 The Demand Letter is filed as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Demand Letter dated April 25, 2014 by and between Sonora Resources Corp. and First Majestic Silver Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Dated: May 5, 2014	By:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez
Chief Executive Officer